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                                                                       Exhibit 5



                                  May 2, 20001


Ashford.com, Inc.
3800 Buffalo Speedway, Suite 400
Houston, Texas  77098

     Re:  Ashford.com, Inc. (the "Company")
          Registration Statement for
          an aggregate of 1,583,200 Shares of Common Stock

Ladies and Gentlemen:

     We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 1,583,200 shares of Common Stock available for issuance under the Guild.com, Inc. 1999 Stock Option Plan (the "Plan"). We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the Plan and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                       Very truly yours,

                                       /s/ Gunderson, Dettmer Stough Villeneuve
                                           Franklin & Hachigian, LLP

                                       Gunderson Dettmer Stough Villeneuve
                                       Franklin & Hachigian, LLP